Exhibit 99.1

NEWS RELEASE

Broadcom Reports Fourth Quarter and Full Year 2011 Results

IRVINE, Calif. – January 31, 2012 –

Fourth Quarter 2011

Net Revenue $1.82 billion — Down 6.4% Year over Year

GAAP Diluted EPS $0.45; Non-GAAP Diluted EPS $0.68

Full Year 2011

Net Revenue $7.39 billion — Up 8.4% Year over Year

GAAP Diluted EPS $1.65; Non-GAAP Diluted EPS $2.89

Q4 GAAP Results

•	Total Revenue: $1.82 billion (down 6.4% year over year)

•	Product Gross Margin: 49.3%

•	Diluted EPS: $0.45

•	Cash Flow from Operations: $482 million

Q4 Non-GAAP Results

•	Product Gross Margin: 50.6%

•	Diluted EPS: $0.68

Full Year 2011 GAAP Results

•	Total Revenue: $7.39 billion (up 8.4% year over year)

•	Product Gross Margin: 49.4%

•	Diluted EPS: $1.65 (includes $0.25 of net non-recurring charges)

•	Cash Flow from Operations: $1.84 billion

Full Year 2011 Non-GAAP Results

•	Product Gross Margin: 50.8%

•	Diluted EPS: $2.89

Broadcom Corporation (NASDAQ: BRCM), a global innovation leader in semiconductor solutions for wired and wireless communications, today reported unaudited financial results for its fourth quarter and year ended December 31, 2011.

“Broadcom delivered solid results in 2011, as we gained significant market share, secured record design wins across our businesses, and delivered record revenue and cash flow from operations,” said Scott McGregor, Broadcom’s President and Chief Executive Officer. “Looking forward, we will remain focused on product innovation and engineering execution that position us to grow faster than the industry.”

-more-

Net revenue for the fourth quarter of 2011 was $1.82 billion. This represents a decrease of 7.0% compared with the $1.96 billion reported for the third quarter of 2011 and a decrease of 6.4% compared with the $1.95 billion reported for the fourth quarter of 2010. Net income computed in accordance with U.S. generally accepted accounting principles (GAAP) for the fourth quarter of 2011 was $254 million, or $.45 per share (diluted), compared with GAAP net income of $270 million, or $.48 per share (diluted), for the third quarter of 2011 and GAAP net income of $266 million, or $.47 per share (diluted), for the fourth quarter of 2010.

Net revenue for the year ended December 31, 2011 was $7.39 billion. This represents an increase in net revenue of 8.4% from the $6.82 billion reported for the year ended December 31, 2010. Net income computed in accordance with GAAP for the year ended December 31, 2011 was $927 million, or $1.65 per share (diluted), compared with GAAP net income of $1.08 billion, or $1.99 per share (diluted), for the year ended December 31, 2010.

In addition to GAAP results, Broadcom reports adjusted net income and adjusted net income per share, referred to respectively as “non-GAAP net income” and “non-GAAP diluted net income per share.” A discussion of Broadcom’s use of these and other non-GAAP financial measures is set forth below. Reconciliations of GAAP to non-GAAP financial measures for the three months and years ended December 31, 2011 and 2010, respectively, appear in the financial statements portion of this release under the heading “Unaudited Schedule of Selected GAAP to Non-GAAP Adjustments.”

Non-GAAP net income for the fourth quarter of 2011 was $395 million, or $.68 per share (diluted), compared with non-GAAP net income of $475 million, or $.82 per share (diluted), for the third quarter of 2011 and non-GAAP net income of $488 million, or $.83 per share diluted, for the fourth quarter of 2010. Non-GAAP net income for the year ended December 31, 2011 was $1.70 billion, or $2.89 per share (diluted), compared with non-GAAP net income of $1.72 billion, or $3.02 per share (diluted), for the year ended December 31, 2010.

Conference Call Information

As previously announced, Broadcom will conduct a conference call with analysts and investors to discuss its fourth quarter and 2011 financial results and current financial prospects today at 1:45 p.m. Pacific Time (4:45 p.m. Eastern Time). The company will broadcast the conference call via webcast over the Internet. To listen to the webcast, or to view the financial and other statistical information required by Securities and Exchange Commission Regulation G, please visit the Investors section of the Broadcom website at www.broadcom.com/investors. The webcast will be recorded and available for replay until 11:59 p.m. Pacific Time on Wednesday, February 29, 2012.

-more-

The financial results included in this release are unaudited. The audited financial statements of the company for the year ended December 31, 2011 will be included in Broadcom’s Annual Report on Form 10-K, to be filed with the SEC as soon as practicable.

About Broadcom

Broadcom Corporation (NASDAQ: BRCM), a FORTUNE 500® company, is a global innovation leader in semiconductor solutions for wired and wireless communications. Broadcom® products seamlessly deliver voice, video, data and multimedia connectivity in the home, office and mobile environments. With the industry’s broadest portfolio of state-of-the-art system-on-a-chip and embedded software solutions, Broadcom is changing the world by Connecting everything®. For more information, go to www.broadcom.com.

Note Regarding Use of Non-GAAP Financial Measures

Broadcom reports the following measures in accordance with GAAP and on a non-GAAP basis: (i) cost of product revenue, (ii) product gross profit, (iii) product gross margin, (iv) research and development and selling, general and administrative expense, (v) net income, (vi) weighted average shares outstanding (diluted) and (vii) diluted net income per share. Broadcom’s presentation of non-GAAP cost of product revenue, non-GAAP product gross profit, and non-GAAP product gross margin excludes certain charges related to acquisitions, stock-based compensation expense and employer payroll tax expense on certain stock option exercises. Our non-GAAP research and development and selling, general and administrative expense excludes stock-based compensation expense and employer payroll tax expense on certain stock option exercises, non-recurring legal fees, and changes in contingent earn-out liabilities. In addition to the exclusions noted above, our non-GAAP net income and diluted net income per share (EPS) also exclude settlement costs, charitable contributions, restructuring costs (reversals) and impairment of long-lived assets. Stock-based compensation expense primarily includes the impact of stock options and restricted stock units issued by Broadcom. Reconciliations of our GAAP to non-GAAP financial measures for the three months and years ended December 31, 2011 and 2010 appear in the financial statements portion of this release under the heading “Unaudited Schedule of Selected GAAP to Non-GAAP Adjustments.” Some totals or amounts may not add or conform to prior period presentations due to rounding.

Broadcom believes that the presentation of these non-GAAP measures provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. Broadcom’s management believes that the use of these non-GAAP financial measures provides consistency and comparability among and between results from prior periods or forecasts and future prospects, and also facilitates comparisons with other companies in our industry, many of which use similar non-GAAP financial measures to supplement their

-more-

GAAP results. Broadcom’s management has historically used these non-GAAP financial measures when evaluating operating performance, because we believe that the inclusion or exclusion of the items described above provides insight into our core operating results, our ability to generate cash and underlying business trends affecting our performance. Broadcom has chosen to provide this information to investors to enable them to perform additional analyses of past, present and future operating performance and as a supplemental means to evaluate our ongoing core operations. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

For additional information on the items excluded by Broadcom from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

Cautions Regarding Forward-Looking Statements:

All statements included or incorporated by reference in this release and the related conference call for analysts and investors, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, guidance provided on future revenue, gross product margin and operating expense targets for the first quarter of 2012 (on both a GAAP and non-GAAP basis), and references to our anticipated growth compared to the overall semiconductor industry. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

These risks and uncertainties include, but are not limited to the following:

•	Our quarterly operating results may fluctuate significantly.

•	We depend on a few significant customers for a substantial portion of our revenue.

•	We face intense competition.

•	We face risks associated with our acquisition strategy.

•	We may fail to adjust our operations in response to changes in demand.

•	Our operating results may be adversely impacted by worldwide economic uncertainties and specific conditions in the markets we address.

-more-

•	Our stock price is highly volatile.

•	We may be required to defend against alleged infringement of intellectual property rights of others and/or may be unable to adequately protect or enforce our own intellectual property rights.

•	We are subject to order and shipment uncertainties.

•	We manufacture and sell complex products and may be unable to successfully develop and introduce new products.

•	We are exposed to risks associated with our international operations.

•	We depend on third parties to fabricate, assemble and test our products.

•	There can be no assurance that we will continue to declare cash dividends.

•	We may be unable to attract, retain or motivate key personnel.

•	Government regulation may adversely affect our business.

•	Our business is subject to potential tax liabilities.

•	Our articles of incorporation and bylaws contain anti-takeover provisions.

•	Our co-founders and their affiliates may control the outcome of matters that require the approval of our shareholders.

Our Annual Report on Form 10-K for the year ended December 31, 2010, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2011 when it is filed, discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements used in this release and the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

Broadcom®, the pulse logo, Connecting everything®, and the Connecting everything logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.

-more-

BROADCOM CORPORATION

Unaudited GAAP Condensed Consolidated Statements of Income

(In millions, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
Net revenue:
Product revenue	$1,764	$1,889	$7,160	$6,589
Income from Qualcomm Agreement	52	52	207	207
Licensing revenue	4	4	22	22

Total net revenue	1,820	1,945	7,389	6,818
Costs and expenses:
Cost of product revenue	894	955	3,626	3,284
Research and development	479	472	1,983	1,762
Selling, general and administrative	157	169	682	590
Amortization of purchased intangible assets	7	15	30	28
Impairments of long-lived assets	—	17	92	19
Restructuring costs (reversals)	(1)	—	16	—
Settlement costs (gains), net	5	49	(18)	53
Charitable contribution	—	—	25	—

Total operating costs and expenses	1,541	1,677	6,436	5,736

Income from operations	279	268	953	1,082
Interest income (expense), net	(4)	2	(5)	9
Other income, net	1	2	8	6

Income before income taxes	276	272	956	1,097
Provision for income taxes	22	6	29	15

Net income	$254	$266	$927	$1,082

Net income per share (basic)	$0.47	$0.50	$1.72	$2.13

Net income per share (diluted)	$0.45	$0.47	$1.65	$1.99

Weighted average shares (basic)	543	528	539	508

Weighted average shares (diluted)	561	569	563	545

Dividends per share	$0.09	$0.08	$0.36	$0.32

The following table presents details of total stock-based compensation expense included in each functional line item in the unaudited condensed consolidated statements of income above:

	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
Cost of product revenue	$5	$6	$24	$23
Research and development	81	89	364	341
Selling, general and administrative	27	30	126	119

-more-

BROADCOM CORPORATION

Unaudited Condensed Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
Operating activities
Net income	$254	$266	$927	$1,082
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29	21	108	79
Stock-based compensation expense:
Stock options and other awards	20	34	119	121
Restricted stock units	92	90	395	362
Acquisition-related items:
Amortization of purchased intangible assets	19	23	84	59
Impairment of long-lived assets	—	17	92	19
Gain on strategic investments, net	—	(2)	—	(2)
Non-cash settlement gain	—	—	(14)	—
Changes in operating assets and liabilities:
Accounts receivable	139	(3)	154	(287)
Inventory	70	(43)	207	(208)
Prepaid expenses and other assets	5	(8)	(28)	27
Accounts payable	(102)	17	(201)	146
Deferred revenue and income	(5)	(4)	(33)	(32)
Accrued settlement costs	(10)	44	21	(122)
Other accrued and long-term liabilities	(29)	—	7	127

Net cash provided by operating activities	482	452	1,838	1,371

Investing activities
Net purchases of property and equipment	(22)	(27)	(163)	(109)
Net cash paid for acquired companies	—	(449)	(347)	(599)
Sales (purchases) of strategic investments	(2)	4	(2)	(4)
Purchases of marketable securities	(235)	(1,517)	(2,768)	(2,934)
Proceeds from sales and maturities of marketable securities	1,087	744	4,143	1,467

Net cash provided by (used in) investing activities	828	(1,245)	863	(2,179)

Financing activities
Issuance of long-term debt, net	494	691	494	691
Repurchases of Class A common stock	—	(5)	(670)	(280)
Dividends paid	(49)	(42)	(194)	(163)
Payment of assumed debt	—	—	—	(15)
Proceeds from issuance of common stock	90	564	348	936
Minimum tax withholding paid on behalf of employees for restricted stock units	(32)	(39)	(155)	(136)

Net cash provided by (used in) financing activities	503	1,169	(177)	1,033

Increase in cash and cash equivalents	1,813	376	2,524	225
Cash and cash equivalents at beginning of period	2,333	1,246	1,622	1,397

Cash and cash equivalents at end of period	$4,146	$1,622	$4,146	$1,622

UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION	December 31, 2011	September 30, 2011	December 31, 2010
		(In millions)
Cash and cash equivalents	$4,146	$2,333	$1,622
Short-term marketable securities	383	726	1,035
Long-term marketable securities	676	1,184	1,401

Total cash, cash equivalents and marketable securities	$5,205	$4,243	$4,058

Increase from prior period end	$962

Increase from prior year end	$1,147

-more-

BROADCOM CORPORATION

Unaudited Condensed Consolidated Balance Sheets

(In millions)

	December 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$4,146	$1,622
Short-term marketable securities	383	1,035
Accounts receivable, net	678	820
Inventory	421	598
Prepaid expenses and other current assets	124	109

Total current assets	5,752	4,184
Property and equipment, net	368	266
Long-term marketable securities	676	1,401
Goodwill	1,787	1,677
Purchased intangible assets, net	400	366
Other assets	57	50

Total assets	$9,040	$7,944

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$442	$604
Wages and related benefits	175	208
Deferred revenue and income	21	55
Accrued liabilities	461	404

Total current liabilities	1,099	1,271
Long-term debt	1,196	697
Other long-term liabilities	224	150
Commitments and contingencies
Shareholders’ equity	6,521	5,826

Total liabilities and shareholders’ equity	$9,040	$7,944

-more-

BROADCOM CORPORATION

Unaudited Schedule of Selected GAAP to Non-GAAP Adjustments

(In millions)

	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
Product revenue	$1,764	$1,889	$7,160	$6,589
GAAP cost of product revenue	894	955	3,626	3,284

GAAP product gross profit	$870	$934	$3,534	$3,305

GAAP product gross margin	49.3%	49.4%	49.4%	50.2%
GAAP cost of product revenue	$894	$955	$3,626	$3,284
Adjustments:
Stock-based compensation and related payroll taxes	(5)	(7)	(24)	(24)
Amortization of purchased intangible assets and step-up of acquired inventory	(17)	(11)	(78)	(41)

Non-GAAP cost of product revenue	$872	$937	$3,524	$3,219

Product revenue	$1,764	$1,889	$7,160	$6,589
Non-GAAP cost of product revenue	872	937	3,524	3,219

Non-GAAP product gross profit	$892	$952	$3,636	$3,370

Non-GAAP product gross margin	50.6%	50.4%	50.8%	51.1%
GAAP research and development and selling, general and administrative expense	$636	$641	$2,665	$2,352
Adjustments:
Stock-based compensation and related payroll taxes	(110)	(126)	(498)	(472)
Non-recurring legal fees	—	—	(25)	—
Change in contingent earn-out liability	1	—	1	—

Total GAAP to Non-GAAP adjustments	(109)	(126)	(522)	(472)

Non-GAAP research and development and selling, general and administrative expense	$527	$515	$2,143	$1,880

GAAP net income	$254	$266	$927	$1,082
Adjustments:
Stock-based compensation and related payroll taxes	115	133	522	496
Amortization of purchased intangible assets and step-up of acquired inventory	24	26	108	69
Impairment of long-lived assets	—	17	92	19
Settlement costs (gains), net	5	49	(18)	53
Charitable contributions	—	—	25	—
Restructuring costs (reversals)	(1)	—	16	—
Change in contingent earn-out liability	(1)	—	(1)	—
Other income, net	(1)	(3)	(1)	(3)
Non-recurring legal fees and other	—	—	25	—

Total GAAP to Non-GAAP adjustments	141	222	768	634

Non-GAAP net income	$395	$488	$1,695	$1,716

Shares used in calculation – diluted (GAAP)	561	569	563	545
Non-GAAP adjustment	20	20	23	24

Shares used in calculation – diluted (Non-GAAP)*	581	589	586	569

GAAP diluted net income per share	$0.45	$0.47	$1.65	$1.99

Non-GAAP diluted net income per share	$0.68	$0.83	$2.89	$3.02

*	Represents the benefits of compensation costs attributable to future services and not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

-more-

BROADCOM CORPORATION

Guidance for the Three Months Ending March 31, 2012

Three Months Ending March 31, 2012
Total net revenue	$1.7 billion - $1.8 billion
Product gross margin (GAAP)	Roughly flat from Q4’11
Product gross margin (Non-GAAP)	Roughly flat from Q4’11
Research & development and selling, general, and administrative expenses (GAAP)	Up $65 million - $75 million from Q4’11
Research & development and selling, general, and administrative expenses (Non-GAAP)	Up $55 million - $65 million from Q4’11

Broadcom has based the preceding guidance for the three months ending March 31, 2012 on expectations, assumptions and estimates that we believe are reasonable given our assessment of historical trends and other information reasonably available as of January 31, 2012. Our guidance consists of predictions only, however, and is subject to a wide range of known and unknown business risks and uncertainties, many of which are beyond our control. The forecasts and projections contained in the table above should not be regarded as representations by Broadcom that the estimated results will be achieved. Projections and estimates are necessarily speculative in nature and actual results may vary materially from the guidance we provide today. The non-GAAP guidance presented above is consistent with the presentation of non-GAAP results included elsewhere herein.

The guidance set forth in the above table should be read together with the information under the caption, “Cautions Regarding Forward-Looking Statements” above, our Annual Report on Form 10-K for the year ended December 31, 2010, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and our other Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2011 when it is filed. We undertake no obligation to publicly update or revise any forward-looking statements, including the guidance set forth herein, to reflect future events or circumstances.

Broadcom Business Press Contact Donnelle Koselka Director, Corporate Communications 949-926-3248 dkoselka@broadcom.com	Broadcom Investor Relations Contact Chris Zegarelli Director, Investor Relations 949-926-7567 czegarel@broadcom.com

-xxx-